EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Reviva Pharmaceuticals Holdings, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2026, as filed with the Securities and Exchange Commission (the “Quarterly Report”), Laxminarayan Bhat, Chief Executive Officer of the Company, and Narayan Prabhu, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge:

1. The Quarterly Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 12th day of August, 2026.

/s/ Laxminarayan Bhat	/s/ Narayan Prabhu
Laxminarayan Bhat Chief Executive Officer (Principal Executive Officer)	Narayan Prabhu Chief Financial Officer (Principal Financial and Accounting Officer)